Exhibit 99.1

Contact: Charles Lambert Senior Vice President of Finance & Treasurer Medical Properties Trust, Inc. (205) 397-8897 clambert@mpt.com

MEDICAL PROPERTIES TRUST ISSUES LETTER TO SHAREHOLDERS

REGARDING BRANDING REFRESH

Announces NYSE Ticker Symbol Change to “MPT” Effective February 2, 2026

Birmingham, AL – January 20, 2026 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today published a letter to shareholders from its Chairman, President, and Chief Executive Officer, Edward K. Aldag, Jr., outlining several key branding initiatives in 2026 as the Company celebrates its 20th year as a publicly traded company. As part of this update to its brand, MPT has changed its ticker symbol from “MPW” to “MPT” on the New York Stock Exchange (“NYSE”), effective at the open of trading on Monday, February 2, 2026, and has simplified its web address to “MPT.com” with e-mail addresses to end in mpt.com.

The full text of the letter is copied below and available on MPT’s Investor Relations Website.

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Celebrating 20-Years as a Publicly Traded Company

To my fellow shareholders,

When we founded MPT in 2003, we set forth the simple yet ambitious objectives of addressing hospitals’ critical need for capital solutions and facilitating healthcare delivery in communities around the world. Our early success enabled us to complete our initial public offering (“IPO”) on the NYSE in 2005, solidifying our position in the industry and enabling us to offer thousands of public market investors an opportunity to invest in hospital real estate.

Over the past 20-plus years, a few important things have never changed about our business. First and foremost, our unique ability to help hospital operators unlock the full value of their real estate so that they can better focus on patient care. Second, our goal of acquiring high-value real estate that promises an attractive return for our shareholders. And third, our commitment to supporting the communities we serve around the world.

With these three principles serving as our north star, we have successfully navigated several challenges, including capital market turbulence, a global pandemic, generationally high inflation, a highly coordinated short-seller attack, and the bankruptcies of two large tenants.

Now, as we turn the page on our 20th year as a publicly traded company, we are focused on continuing to evolve our business for the benefit of our shareholders, employees, tenants, and communities. That is why today we are excited to update MPT’s brand identity.

This refresh consists of a few important developments:

1.

First, we are introducing an updated logo. The triangle, cadeusis and MPT lettering retain a familiar yet modern look that we believe effectively conveys our commitment to and understanding of the hospital landscape, in the past and going forward.

2.

On February 2, 2026, our shares will begin trading on the NYSE (where they have been trading since our IPO) under a new ticker that corresponds to the name we have come to be known by around the world, MPT. There is no action required by the company’s shareholders with respect to the ticker symbol change and its CUSIP will remain unchanged.

3.

Finally, we have begun the process of moving our full team to a state-of-the-art, new corporate headquarters here in Birmingham that we began planning for five years ago. Our new address will be 10500 Liberty Parkway, Birmingham, Alabama 35242. We are incredibly proud of this new headquarters as it significantly advances our long-term sustainability objectives by helping preserve the natural environment, fulfilling its own energy and water needs, and creating an environment where our talent can do their best work.

We are entering 2026 with a tremendous amount of confidence and conviction in our business model. Our tenants continue to report promising volume and cost trends, and we continue to see robust demand for hospital real estate from sophisticated infrastructure investors. As our new tenants around the United States continue to ramp monthly rental payments, we remain committed to achieving our goal of over $1 billion of annualized cash rent by the end of the calendar year.

Over the past two decades, we have repeatedly proven our adaptability, resilience, and commitment to helping hospitals create the capital flexibility to invest where it matters most. We look forward to creating meaningful value for our shareholders in 2026 and beyond.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate with 388 facilities and approximately 39,000 licensed beds in nine countries and across three continents as of September 30, 2025. MPT’s financing model facilitates acquisitions and recapitalizations, and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. For more information, please visit the Company’s website at MPT.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, prospects, industry and tenant conditions and anticipated rent. Forward looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the risk that projected rents may be lower than anticipated or realized later than expected; (ii) the risk that the NOR transaction will not receive required regulatory approvals for close; (iii) the risk that the timing, outcome and terms of the bankruptcy restructuring of Prospect will not be consistent with those anticipated by the Company; (iv) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (v) the risk that previously announced or contemplated property sales, loan repayments, and other capital recycling transactions do not occur as anticipated or at all; (vi) the risk that MPT is not able to attain its leverage, liquidity and cost of capital objectives within a reasonable time period or at all; (vii) MPT’s ability to obtain or modify the terms of debt financing on attractive terms or at all, as a result of changes in interest rates and other factors, which may adversely impact our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due, or pursue acquisition and development opportunities; (viii) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us; (ix) the ability of our tenants and operators to operate profitably and generate positive cash flow, remain solvent, comply with applicable laws, rules and regulations in the operation of our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (x) the risk that we are unable to monetize our investments in certain tenants at full value within a reasonable time period or at all; (xi) the risk that the operations of our tenants will be negatively impacted by changes to Medicaid funding introduced by the OBBBA; and (xii) the risks and uncertainties of litigation or other regulatory proceedings.

The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and as may be updated in our other filings with the SEC. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned not to place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

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